January 17, 2014

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Daegis Inc. and Subsidiaries
File No. 001-11807

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Daegis Inc. and Subsidiaries dated January 17, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP